Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Osmonics, Inc. (Form S-8 No. 333-68244) of our report dated May 30, 2002, with respect to the financial statements and schedules of the Osmonics, Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota,

June 26, 2002